Q73A
Dividends from net investment income:

Series 5
Class A
0.4692
Class B
0.4182
Class C
0.4188
Class L
0.4118
Class M
0.3655
Class X
0.4215



Q74V
Net asset Values:

Series 2
Class A
14.03
Class B
13.69
Class C
13.69

Series 4
Class A
17.30
Class B
16.18
Class C
16.18
Class L
17.28
Class M
16.18
Class X
16.19

Series 5
Class A
9.96
Class B
9.95
Class C
9.96
Class L
9.96
Class M
9.96
Class X
9.95